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Exhibit 99.1

         [PROVIDENT LOGO]

PROVIDENT SENIOR LIVING TRUST
600 College Road East, Suite 3400
Princeton, New Jersey 08540

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
                         , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned shareholder of PROVIDENT SENIOR LIVING TRUST, a Maryland real estate investment trust ("Provident"), hereby appoints Darryl W. Copeland, Jr., Charles A. Post, William P. Ciorletti and Saul A. Behar, and each of them, as proxies for the undersigned, with the powers which the undersigned would possess if personally present, and with full power of substitution, to vote all of the common shares of Provident held of record by the undersigned at the close of business on                         , 2005 at the special meeting of shareholders to be held at The Westin Princeton at Forrestal Village, 201 Village Boulevard, Princeton, New Jersey at 9:00 a.m., local time, on                         , 2005, and at any adjournment or postponement thereof ("Special Meeting"), upon all subjects that may properly come before the Special Meeting. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote such matter in his or her discretion. The undersigned shareholder hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement/prospectus relating to the Special Meeting.

PLEASE MARK, SIGN AND DATE THIS PROXY.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE -  X  -

Proposal 1	Approval of the Merger
Approve the merger and the other transactions contemplated by the Agreement and Plan of Merger dated as of April 12, 2005 by and among Ventas, Inc., VTRP Merger Sub, LLC and Provident.
	FOR	AGAINST	ABSTAIN

MARK HERE IF YOU PLAN TO ATTEND THE MEETING
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN THE MANNER THAT THE BOARD OF TRUSTEES RECOMMENDS. IF YOU VOTE "ABSTAIN", THIS PROXY WILL BE VOTED "AGAINST" PROPOSAL 1.

Your signature is required if you are using this proxy card to vote your shares. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. If you attend the Special Meeting in person and decide to vote by ballot, such vote will supersede this proxy.

Date:	, 2005

Name of Shareholder	Signature of Shareholder

Date:	, 2005

Name of Shareholder (if held jointly)	Signature of Shareholder (if held jointly)

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PROVIDENT SENIOR LIVING TRUST 600 College Road East, Suite 3400 Princeton, New Jersey 08540 PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS , 2005